UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2012

AAA Public Adjusting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-153679	26-032541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1926 Hollywood Blvd. Suite 100, Hollywood, Florida 33020

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 894-0043

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On March 12, 2012, the Corporation had the majority controlling interest of the issued and outstanding shares under Florida law purchased under an agreement with Emperial Americas, Inc. and Victory Partners, LLC. Emperial Americas, Inc. is a Florida Corporation, as set forth below. The purchase was made of 3,000,000 of the outstanding common shares of the Corporation, for a majority control by Victory Partners purchasing 1,500,000 shares from Liane Hassan and 1,500,000 shares from Frederick Antonelli in a private share purchase agreement. The purchase was made for $200,000 by Victory Partners.

The Agreement with Victory Partners created a acquisition of assets being the controlling shares above, and additional shares held by other parties. The exchange with Victory Partners for such shares with Emperial Americas created a direct exchange of shares for debt to Victory Partners which makes such matters an acquisition of AAA Public Adjusting Group as the surviving public company. Further disclosure on the description of the assets shall be made in an additional 8-k filing to include audited financials and pro-forma of Emperial Americas. Emperial Americas operations and corporate financial matters will mean that it is not a shell company, as those terms are defined in Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emperial Americas has been a Corporation domesticated in Florida. Emperial Americas, Inc. commenced operations in Houston, TX -December 2008. Previously, Emperial Americas existed under Emperial, LLC (July 2008). As a brand owner of self developed alcoholic beverages, it also imports, markets and sells beverages throughout its designated markets in the U.S. with a particular emphasis on Texas and Florida.. The company owns its brands or, has the exclusive rights and trademarks to act as the U.S. importer of the brands in its portfolio. Emperial Americas engages in the business of importing alcoholic beverages to distributors in the U.S. on a national basis. The company is federally licensed, maintaining the rights to both import and sell to distributors in 51 markets within the U.S. Emperial Americas description of its businesses and brands can be found on www.emperialamericas.com, and http://www.tequiladistinguido.com. The brands purchased have valuations which will be released in the near future and under separate reporting.

The existing subsidiary of Florida Claims Consultants will be sold to a third party and will be announced accordingly.

On March 15, 2012, the Board of Directors executed resolutions and such became effective through filing with the State of Florida whereby the name of the Corporation was changed to Emperial Americas, Inc. and the address of the Corporation was to be made at Emperial Americas, Inc. located at Sarasota Courthouse Center, 1990 Main Street, Suite 150, Sarasota, Florida 34236. The Corporation has begun the name change formulation of corporate action with FINRA, as well as the change of CUSIP and symbol change.

Additional filings for disclosures under Items 2.01 and 9.01 of Form 8-K will be enhanced with further filing by the registrant within the necessary time period. Items which will be filed under 9.01 will include pro forma financial information to be included, which shall include the audited financials of Emperial Americas.

Item 2.03 Creation of a Direct Financial Obligation

With the acquisition of Emperial Americas, Inc., AAA also acquired the obligations of Emperial Americas to Victory Partners, including debt due from Emperial in relation to such shares in the share exchange from the purchased common shares, as well as other debts which come with the change in control and assets of AAA. Such debts will be fully set forth in the additional filings for disclosures under Items 2.01 and 9.01 of Form 8-K within 90 days.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2012, the Board of Directors appointed Alonzo Pierce as Chief Executive Officer, President and Director of the Company. As well Mr. Bruce Klein was appointed to be Corporate Secretary, Chief Operating Officer and Director, Mr. Joel Contreras, was appointed to the Board of Directors, while Mr. Todd Waggoner was appointed Treasurer and Chief Financial Officer.

Mr. Christopher Lombardi, of Florida Claims Consultants, and as a remaining director would remain as an independent director to the Corporation.

On March 15, 2012, the Company accepted the resignation of Frederick Antonelli, as a director of the Corporation. Mr. Antonelli’s resignation was not due to any disagreement with the Company. His departure was in order to make the purchase of Florida Claims Consultants, and to the outside.

As of the date of the appointment no compensation agreements with the officers and directors had been entered into. Such agreements will be reached and announced shortly.

The current Executive officers and Directors of Registrant are:

Name	Position	Age
Alonzo Pierce	Chief Executive Officer, and Director	42

Bruce Klein	Chief Operating Officer, Secretary and Director (Chairman)	56

Todd Waggoner	Chief Financial Officer and Treasurer	44

Joel Contreras	Director	48

Alonzo Pierce, CEO and Director:

Ever since the company's debut back in 2008 as a marketing and Importer company, Mr. Pierce has not only been credited as the founder of Emperial Americas, but he has solely been responsible for running all facets of the business including managing all day-to-day operations, product quality and control, front office to back-end operations, client reputation management, sales and marketing solutions and overseeing the sales and executive management teams. Dating back to his tenure as Texas State Manager for Blavod Extreme Spirits, Mr. Pierce gained product positioning for Players Extreme Vodka's, Cielo Tequila and Blavod Vodka and increased sales for the company in the state of Texas, Louisiana, Mississippi and Arkansas, by doubling the sales efforts for the brands. When Sapphire Brands acquired Blavod Extreme Spirits he was promoted to Regional Director of Spirits and the company's new acquisition, EOS winery from Paso Robles, California. In this role he handled the development of marketing and sales strategies designed to promote vertical sales in the ad and internet marketplace. Leveraging established relationships with distributors , he was solely responsible for managing and maintaining accurate inventory with verification of vendor reports and client relationships with all levels of the trade in the following markets: Oklahoma, Texas, Arkansas, Louisiana and Mississippi. Mr. Pierce served as Executive Director for Big Cat foundation, a non-profit organization. Mr. Pierce also served as a private banker with Star Bank in Cincinnati Ohio. Mr. Pierce received a B.A. from Baylor University in Waco ,Texas in Telecommunications in 1992.

Bruce Klein, Director (Chairman), Chief Operating Officer and Secretary:

Mr. Klein has served as a member of the Board of Directors since April 2010. From March 2005 until January 2009, Mr. Klein served as the Chairman of the Board of Drinks Americas Holdings, Ltd. and was Vice Chairman of the Board from September 2002 to March 2005. From February 1999 to present, Mr. Klein has served as the Managing Partner of Victory Partners LLC, a company created to fund private businesses in their early stages. In the last six years, Victory has funded six businesses in technology, vitamins and internet services areas, of which three have become public companies. From 1992 to 1997, Mr. Klein was a registered representative of the Equitable Companies, responsible for sales and services to high income clients, acting as an investment advisor and estate planner to an exclusive client base. From 1986 to 1991, Mr. Klein served as President of Transatlantic Exports Corp., where his duties included the purchasing and exporting of finished and contract goods throughout Europe and Africa. From 1980 through 1991, Mr. Klein owned several retail businesses in lumber, hardware home centers and decorating. Mr. Klein received a B.S. in Finance and an M.B.A in Marketing from Farleigh Dickinson University.

Todd Waggoner, Chief Financial Officer and Treasurer:

Mr. Waggoner leads Emperial Americas financial and accounting operations on a global basis. While maximizing profits, his experience and insights in corporate strategy will guide the Company through business growth, accounting and reporting, treasury activities, acquisitions, tax planning, internal audits, and investor relations. Mr. Waggoner is equipped with tough entrepreneurial skills and strong qualifications in financial (GAAP and non-GAAP) accounting. Before joining Emperial Americas, Waggoner was the Chief Financial Officer and Treasurer for CK Home Products Inc., a position he held since 2008. During his tenure at CK Home Products Inc., he was instrumental in developing their core business plans, creating sound audit and internal controls, served as a liaison with the SEC and was responsible for audits with CPA Firms. Mr. Waggoner has diverse experience including holding various Senior Executive Management positions such as Chief Financial Officer, Treasurer, Corporate Controller, Secretary and Staff Account with a variety of manufacturing, retail and distribution companies. Mr. Waggoner has over 20 years of directing general accounting, cash management, financial and tax reporting, acquisitions, leveraged buy-outs, banking relations, credit and collections, insurance, audits, and forecasting. Mr. Wagoner, a Certified Public Accountant received his Bachelor of Arts degree in General Studies from Louisiana State University and an Accounting degree and a Master of Business Administration from the University of South Florida. Mr. Waggoner is married with three children and reside in Winston Salem, North Carolina.

Joel Contreras, Director

As a member of Emperial America’s Board of Directors, Mr. Contreras is responsible for Quality Control for the US and Mexico Operations. Mr. Contreras is highly focused in this position to ensure that all of Emperial America’s products fit both quality and legal compliance both domestically and internationally. He is also responsible for inventory control, product design, research and development. Since 1990, Contreras has owned the largest potato wholesaler in Mexico; Papas Mexicanas, which spreads through out 20 states in the region. In 2003 he and his family engineered Tequila Distinguido and several other premium tequilas in which he is responsible for production and CRT compliances for Emperial Americas. Previously he has held various Executive Leadership roles with Companies such as Casa Wong Papas, Avicola Jaguar and Club Social Y Deportivo Jalisco AC. A Native of Jalisco Mexico, Contreras holds a Bachelors Degree in Business from Facultad de Contaduría Pública de la Universidad de Guadalajara. Mr. Contreras and his wife Maria reside in Jalisco Mexico and have four children.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 5, 2012, our Board of Directors and by a vote of the majority of the voting shares of the Corporation approved the change of the name of the corporation from AAA Public Adjusting Group, Inc. to Emperial Americas, Inc. and the change of address of the Corporation to Sarasota Courthouse Center, 1990 Main Street, Suite 150, Sarasota, Florida 34236. We amended our Articles of Incorporation by the filing of a Certificates and Resolutions of Change with the Florida Division of Corporations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2012

Emperial Americas, Inc.

By:/s/ Alonzo Pierce

Alonzo Pierce

President and Chief Executive Officer